UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

                    Pursuant to Section 13 OR 15(d) of
                    The Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported) September 12, 2007

                           MOVIE GALLERY, INC.
         (Exact name of registrant as specified in its charter)

         Delaware                  0-24548             63-1120122
(State or Other Jurisdiction     (Commission         (IRS Employer
     of Incorporation)           File Number)       Identification No.)

             900 West Main Street
               Dothan, Alabama                            36301
   (Address of principal executive offices)             (Zip Code)

           Registrant's telephone number, including area code
                           (334) 677-2108
      -------------------------------------------------------------
      (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 8.01.  OTHER EVENTS

On September 12, 2007, Movie Gallery, Inc., (the "Company") delivered
(i) a notice pursuant to Section 5.1(e) of the First Lien Credit and Guaranty Agreement, dated as of March 8, 2007 by and among the Company and the guarantors party thereto, the agents and lenders party thereto (the "First Lien Credit Agreement") relating to, among other things, the Company's decision to defer payment of interest due September 10, 2007 beyond the due date and applicable grace period therefor for such payment under the Company's Second Lien Credit Agreement (defined below), (ii) a notice pursuant to Section 5.1(e) of the Second Lien Credit and Guaranty Agreement, dated as of March 8, 2007 (the "Second Lien Credit Agreement"), among the Company, certain of its subsidiaries, the lenders from time to time party thereto and Wells Fargo Bank, National Association (as successor to CapitalSource Finance, LLC), as Administrative Agent and Collateral Agent, relating to the Company's decision to defer payment of interest due under the Second Lien Credit Agreement on September 10, 2007 beyond the due date and applicable grace period therefor and (iii) a notice to BNY Western Trust Company as Trustee for the holders of the 9.625% Senior Subordinated Notes due 2011 (the "Hollywood Notes") issued pursuant to the First Supplemental Indenture dated as of December 18, 2002 to Indenture dated as of January 25, 2002 by Hollywood Entertainment Corporation and Hollywood Management Company (together, "Hollywood"), with respect to Hollywood's decision to defer the payment of interest due under the Hollywood Notes at least until the conclusion of the applicable grace period for such payment. The notices referred to in the foregoing clauses (i), (ii) and (iii) are hereinafter collectively referred to as the "Notices".

As set forth in the Notices, as a result of the events described in such Notices, one or more events of default may occur under the First Lien Credit Agreement, Second Lien Credit Agreement, the Hollywood Notes and the Company's 11% Senior Notes due 2012 issued pursuant to that certain Indenture, dated as of April 27, 2005 among the Company, the Guarantors party thereto and the Trustee (as has been amended, restated, supplemented or otherwise modified from time to time, the "Movie Gallery Indenture").

It is the Company's view that (a) the events described in the notice delivered to the Trustee for the Hollywood Notes do not constitute events of default under either of the First Lien Credit Agreement or the Second Lien Credit Agreement, (b) the events described in the notice delivered to the Administrative Agent under the Second Lien Credit Agreement are subject to the forbearance agreement in effect with the Company's lenders under the First Lien Credit Agreement and
(c) the events described in the Notices are subject to the forbearance agreement in effect with the holder of the majority of notes issued under the Movie Gallery Indenture.

Copies of the Certificates and Notice provided by the Company are filed herewith as Exhibits 99.1, 99.2 and 99.3, and are incorporated herein by reference.


Forward-Looking Statements

To take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, you are hereby cautioned that this current report on Form 8-K contains forward-looking statements, including descriptions of the Company's proposed strategic and restructuring alternatives and liquidity outlook, that are based upon the Company's current intent, estimates, expectations and projections and involve a number of risks and uncertainties. Various factors exist which may cause results to differ from these expectations. These risks and uncertainties include, but are not limited to, the risk factors that are discussed from time to time in the Company's SEC reports, including, but not limited to, the Company's annual report on Form 10-K for the fiscal year ended January 1, 2006 and subsequently filed quarterly reports on Form 10-Q. In addition to the potential effect of these ongoing factors, the Company's liquidity outlook is subject to change based upon the Company's operating performance, including as a result of changes in the availability of credit from the Company's suppliers, and there can be no assurance regarding the Company's ability to complete any restructuring or other transaction. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.


ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 Certificate of Authorized Officer, dated as of September 12, 2007, from the Company to the Administrative Agent under the First Lien Credit Agreement.

99.2 Certificate of Authorized Officer, dated as of September 12, 2007, from the Company to the Administrative Agent under the Second Lien Credit Agreement.

99.3 Notice dated as of September 12, 2007, from Hollywood to BNY Western Trust Company under the Hollywood Indenture.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MOVIE GALLERY, INC.
Date: September 12, 2007


/S/ Thomas D. Johnson, Jr.
---------------------------------
Thomas D. Johnson, Jr.
Executive Vice President - Chief
Financial Officer


INDEX TO EXHIBITS

99.1 Certificate of Authorized Officer, dated as of September 12, 2007, from the Company to the Administrative Agent under the First Lien
Credit Agreement.

99.2 Certificate of Authorized Officer, dated as of September 12, 2007, from the Company to the Administrative Agent under the Second Lien Credit Agreement.

99.3 Notice dated as of September 12, 2007, from Hollywood to BNY Western Trust Company under the Hollywood Indenture.